Exhibit (10)(d)

AMENDMENT 2005-1

TO THE WALLACE D. MALONE, JR.

NONQUALIFIED DEFERRED COMPENSATION PLAN AND AGREEMENT

Wachovia Corporation (“Wachovia”), as successor to SouthTrust Corporation, and Wallace D. Malone Jr. (“Malone”) hereby agree to amend the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan and Agreement (the “Plan”) as follows:

WITNESSETH

WHEREAS, Malone is currently a participant in the Plan, which provides for deferred compensation payable in the form of common stock of Wachovia, together with accumulated dividends;

WHEREAS, Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, made significant changes to the taxation of nonqualified deferred compensation arrangements;

WHEREAS, in order to comply with the requirements of Section 409A, the parties wish to amend the Plan, which is permitted under Section 7.1 in a writing signed by the parties;

NOW, THEREFORE, the parties hereto agree to amend the Plan as follows:

1.	Accumulated dividends shall be paid on or about January 15, 2007.

2.	This amendment is intended to meet the requirements of Question and Answer 19(c) of Internal Revenue Service Notice 2005-1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 2005-1 to be executed this 20th day of December, 2005.

WACHOVIA CORPORATION

By:	/s/ Charles D. Loring
Title:	Senior Vice President

/s/ Wallace D. Malone, Jr.
Wallace D. Malone, Jr.